EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2018 FOURTH QUARTER & YEAR-END FINANCIAL RESULTS

●	Company Reports 9th Consecutive Year of Profitability

MOUNT LAUREL, NJ, March 7, 2019 - inTEST Corporation (NYSE American: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the quarter and full year ended December 31, 2018.

2018 Fourth Quarter Summary

($ in Millions, except per share amounts)	Three Months Ended
	12/31/2018	9/30/2018	12/31/2017
Total Bookings	$18.4	$20.0	$21.8
Total Bookings excluding Ambrell	$11.6	$13.2	$15.6

Non-Semi Bookings - $	$7.6	$9.4	$11.7
Non-Semi Bookings - % of Total Bookings	41%	47%	54%

Net Revenues	$18.4	$20.2	$19.4
Net Revenues excluding Ambrell	$11.5	$13.3	$12.7

Non-Semi Net Revenues - $	$8.1	$8.7	$11.4
Non-Semi Revenues - % of Total Revenues	44%	43%	59%

Gross Margin - $	$9.0	$10.1	$9.7
Gross Margin - %	49%	50%	50%

Net Loss (GAAP) (1)(2)	$(0.8)	$(0.6)	$(4.6)
Net Loss per diluted share (GAAP) (1)(2)	$(0.08)	$(0.05)	$(0.44)

Adjusted Net Earnings (Non-GAAP) (2)(3)	$2.3	$2.8	$3.2
Adjusted Net Earnings per diluted share (Non-GAAP) (2)(3)	$0.23	$0.27	$0.31

Adjusted EBITDA (Non-GAAP) (2)(3)	$2.8	$3.8	$3.5

	As of
	12/31/2018	9/30/2018	12/31/2017
Cash and cash equivalents	$17.9	$14.2	$13.3

(1)

Consolidated results include the impact of changes in the liability for contingent consideration as follows: a $2.8 million increase in the fourth quarter of 2018, a $3.1 million increase in the third quarter of 2018 and a $7.5 million increase in the fourth quarter of 2017.

(2)	Consolidated results include $55,000 of acquisition-related expenses for Ambrell Corporation incurred during the fourth quarter of 2017.
(3)	Reconciliation of GAAP measures to such non-GAAP measures accompanies this earnings release.

2018 Year-End Summary

($ in Millions, except per share amounts)	Years Ended
	12/31/2018	12/31/2017
Total Bookings	$78.2	$69.0
Total Bookings excluding Ambrell	$51.9	$54.1

Non-Semi Bookings - $	$32.3	$29.8
Non-Semi Bookings - % of Total Bookings	41%	43%

Net Revenues	$78.6	$66.8
Net Revenues excluding Ambrell	$52.1	$53.2

Non-Semi Net Revenues - $	$33.2	$29.0
Non-Semi Net Revenues - % of Total Net Revenues	42%	44%

Gross Margin - $	$39.4	$34.7
Gross Margin - %	50%	52%

Net Earnings (GAAP) (4)(5)(6)	$3.0	$1.0
Net Earnings per diluted share (GAAP) (4)(5)(6)	$0.29	$0.09

Adjusted Net Earnings (Non-GAAP) (5)(6)(7)	$11.0	$9.1
Adjusted Net Earnings per diluted share (Non-GAAP) (5)(6)(7)	$1.06	$0.88

Adjusted EBITDA (Non-GAAP) (6)(7)	$13.8	$12.6

(4)	Consolidated results include the impact of an increase in the liability for contingent consideration of $6.9 million in 2018 and $7.0 million in 2017.
(5)	Consolidated results for 2018 include the impact of the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation.
(6)	Consolidated results for 2017 include $935,000 of acquisition-related expenses for Ambrell Corporation.
(7)	Reconciliation of GAAP measures to such non-GAAP measures accompanies this earnings release.

“We continue to make significant progress in broadening our presence within the markets we serve as we diversify the company into a global world-class provider of thermal and ATE interface solutions for industrial manufacturing and electronic test,” commented inTEST President & CEO James Pelrin. “On the heels of a very strong first half of 2018, we delivered solid full year results driven by our diversified customer base of end users and OEMs, further demonstrating our strong execution and operating leverage. On a year-over-year basis, 2018 bookings and net revenues increased 13% and 18% respectively, which included the impact of the acquisition of Ambrell Corporation, which was completed on May 24, 2017. Excluding Ambrell, bookings declined 4% compared to 2017 and net revenues declined 2% compared to 2017. In addition, we marked our 9th consecutive year of profitability, a metric of which we are all very proud, as it speaks to the discipline and dedication exhibited by every inTEST employee.”

Mr. Pelrin added, “Our revenue is driven by the semiconductor industry, with end markets in the automotive sensors, Internet of Things and consumer electronics markets, while our non-semi business is driven by demand in the industrial and defense/aerospace markets. We continue to expand our customer base in the markets we serve, while growing our footprint in additional test and industrial process markets. Looking forward, our long-term drivers remain squarely in place and we see solid opportunities as we take advantage of robust markets where we have a strong focus (for example, semiconductor, Internet of Things, automotive including electric vehicle, industrial and defense/aerospace markets). We will continue to direct our resources in these key markets to further grow market share and broaden our customer base.”

2019 First Quarter Financial Outlook

inTEST’s guidance for the 2019 first quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the first quarter of 2019 will be in the range of $18.0 million to $19.0 million and that on a GAAP basis, net earnings per diluted share will range from $0.10 to $0.15. On a non-GAAP basis, adjusted net earnings per diluted share is expected to be in the range of $0.13 to $0.18. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

2018 Fourth Quarter & Year-End Conference Call Details

inTEST management will host a conference call on Thursday, March 7, 2019 at 5:00 pm Eastern Standard Time. The conference call will address the Company’s 2018 fourth quarter & year-end financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 794-2551 or (888) 256-1007. The Passcode for the conference call is 9810227. Please reference the inTEST 2018 Q4 Financial Results Conference Call.

2018 Fourth Quarter & Year-End Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2018 Fourth Quarter & Year-End Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com. The Company will address as many questions as possible on the conference call.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP performance measures. These non-GAAP performance measures include adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA. Adjusted net earnings is derived by adding acquired intangible amortization, adjusted for the related income tax expense, to net earnings and removing any change in the fair value of our contingent consideration liability from net earnings. Adjusted net earnings per diluted share is derived by dividing adjusted net earnings by diluted weighted average shares outstanding. Adjusted EBITDA is derived by adding interest expense, income tax expense, depreciation and acquired intangible amortization, to net earnings and removing any change in the fair value of our contingent consideration liability from net earnings. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA are non-GAAP performance measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP performance measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings and net earnings per diluted share to adjusted net earnings and adjusted net earnings per diluted share and from net earnings to adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP performance measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation designs and manufactures engineered solutions for ATE and other electronic test, as well as industrial process applications. Our products are used by semiconductor manufacturers to perform development, qualifying and final testing of integrated circuits (ICs) and wafers, and for other electronic test across a range of industries including the automotive, defense/aerospace, energy, industrial and telecommunications markets. We offer induction heating products for joining and forming metals in a variety of industrial markets, including automotive, aerospace, machinery, wire & fasteners, medical, semiconductor, food & beverage, and packaging. Specific products include temperature management systems, induction heating products, manipulator and docking hardware products, and customized interface solutions. We have established strong relationships with our customers globally, which we support through a network of local offices. For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; indications of a change in the market cycles in the semiconductor and ATE markets or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by inTEST in this press release is based only on information currently available to inTEST and speaks to circumstances only as of the date on which it is made. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Years Ended
	12/31/2018	12/31/2017	9/30/2018	12/31/2018	12/31/2017

Net revenues	$18,435	$19,381	$20,160	$78,563	$66,801
Gross margin	9,004	9,745	10,092	39,401	34,690
Operating expenses:
Selling expense	2,306	2,247	2,291	9,611	8,108
Engineering and product development expense	1,175	1,245	1,207	4,908	4,301
General and administrative expense	3,158	3,271	3,318	12,801	11,694
Adjustment to contingent consideration liability	2,828	7,525	3,057	6,901	6,976
Operating income (loss)	(463)	(4,543)	219	5,180	3,611
Other income (expense)	(34)	32	(57)	(137)	227
Earnings (loss) before income tax expense	(497)	(4,511)	162	5,043	3,838
Income tax expense	295	55	728	2,006	2,863
Net earnings (loss)	(792)	(4,566)	(566)	3,037	975

Net earnings (loss) per share – basic	$(0.08)	$(0.44)	$(0.05)	$0.29	$0.09
Weighted average shares outstanding – basic	10,367	10,308	10,356	10,348	10,285

Net earnings (loss) per share – diluted	$(0.08)	$(0.44)	$(0.05)	$0.29	$0.09
Weighted average shares outstanding – diluted	10,367	10,308	10,356	10,382	10,339

Condensed Consolidated Balance Sheets Data:

	As of:
	12/31/2018	9/30/2018	12/31/2017

Cash and cash equivalents	$17,861	$14,202	$13,290
Trade accounts receivable, net	10,563	11,370	12,166
Inventories	6,520	7,104	4,966
Total current assets	35,621	33,456	30,999
Net property and equipment	2,717	2,858	1,541
Total assets	67,187	65,481	62,493
Accounts payable	1,787	3,025	2,032
Accrued expenses	6,764	5,997	5,833
Total current liabilities	21,418	19,583	14,419
Noncurrent liabilities	2,889	2,395	8,786
Total stockholders' equity	42,880	43,503	39,288

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2018	12/31/2017	9/30/2018	12/31/2018	12/31/2017

Net earnings (loss) (GAAP)	$(792)	$(4,566)	$(566)	$3,037	$975
Acquired intangible amortization	317	245	323	1,103	1,161
Contingent consideration liability adjustment	2,828	7,525	3,057	6,901	6,976
Tax adjustments	(4)	-	(5)	(22)	(15)
Adjusted net earnings (Non-GAAP)	$2,349	$3,204	$2,809	$11,019	$9,097

Diluted average shares outstanding	10,396	10,376	10,397	10,382	10,339

Net earnings (loss) per share – diluted (GAAP)	$(0.08)	$(0.44)	$(0.05)	$0.29	$0.09
Acquired intangible amortization	0.03	0.02	0.03	0.11	0.11
Contingent consideration liability adjustment	0.28	0.73	0.29	0.66	0.68
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.23	$0.31	$0.27	$1.06	$0.88

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2018	12/31/2017	9/30/2018	12/31/2018	12/31/2017

Net earnings (loss) (GAAP)	$(792)	$(4,566)	$(566)	$3,037	$975
Acquired intangible amortization	317	245	323	1,103	1,161
Interest expense	-	-	1	1	-
Income tax expense	295	55	728	2,006	2,863
Depreciation	184	217	207	768	618
Contingent consideration liability adjustment	2,828	7,525	3,057	6,901	6,976
Adjusted EBITDA (Non-GAAP)	$2,832	$3,476	$3,750	$13,816	$12.593

Supplemental Information – Reconciliation of First Quarter 2019 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.10	$0.15
Acquired intangible amortization	0.03	0.03
Contingent consideration liability adjustment	-	-
Tax adjustments	0.00	0.00

Estimated adjusted net earnings per share – diluted (Non-GAAP)	$0.13	$0.18

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